Exhibit 4.2

EXECUTION VERSION

FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT

This FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called this “Agreement”) is dated as of April 22, 2015 between OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”) and OWENS-BROCKWAY PACKAGING, INC., a Delaware corporation (“Packaging”) (each a “Pledgor” and collectively, the “Pledgors”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DB”), as Collateral Agent (in such capacity herein called the “Collateral Agent”) for the Lenders (as hereinafter defined), the trustee under the Existing Holdings Senior Notes Indenture (as hereinafter defined) (the “Existing Holdings Senior Notes Trustee”), the Other Permitted Credit Exposure Holders (as hereinafter defined) and the Permitted Secured Debt Representatives (as hereinafter defined).  Initially capitalized terms used herein without definition are defined in the Credit Agreement (as hereinafter defined).

R E C I T A L S

1.                                      Certain lenders entered into a Secured Credit Agreement dated as of April 23, 2001 (as amended through the fourth amendment thereto, the “Original Credit Agreement”) with Company and certain of its subsidiaries.

2.                                      In connection with the Original Credit Agreement, the prior lender agent and Collateral Agent executed a certain Intercreditor Agreement dated as of April 23, 2001 (as amended through the first amendment thereto and as supplemented by various acknowledgments thereto, the “Original Intercreditor Agreement”) and the Pledgors and Collateral Agent executed a certain Pledge Agreement dated as of April 23, 2001 (as amended through the first amendment thereto, the “Original Pledge Agreement”).

3.                                      Pursuant to the Original Intercreditor Agreement and the Original Pledge Agreement, upon the execution by the Existing Holdings Senior Notes Trustee of an acknowledgment to the Original Intercreditor Agreement, acknowledgment of such acknowledgment by Borrowers’ Agent and delivery of such acknowledgment to Collateral Agent, the Existing Holdings Senior Notes (as defined below) issued by Owens-Illinois, Inc., a Delaware corporation (“Holdings”) under that certain Indenture dated as of May 20, 1998 (as amended, supplemented or otherwise modified from time to time, the “Existing Holdings Senior Notes Indenture”) entered into with the Existing Holdings Senior Notes Trustee were guarantied by Company and Packaging on a subordinated basis (the “Existing Holdings Senior Notes Subordinated Guaranty”) and such guaranty and the Existing Holdings Senior Notes were secured by certain Collateral) on a subordinated, second-lien basis pursuant to the Original Pledge Agreement.  “Existing Holdings Senior Notes” means the 7.80% Senior Debentures due 2018 in the original aggregate principal amount of $250,000,000.  Such acknowledgment has been so executed, delivered and acknowledged with respect to the Existing Holdings Senior Notes.

4.                                      Certain lenders and DB as agent and representative thereof then entered into a certain First Amended and Restated Secured Credit Agreement as of June 13, 2003 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “First Amended and Restated Credit Agreement”) which amended and restated the Original Credit Agreement in its entirety.

5.                                      In connection with the First Amended and Restated Credit Agreement, the Pledgors and DBTCA as collateral agent (in such capacity, the “Existing Collateral Agent”) executed a certain Amended and Restated Pledge Agreement dated as of June 13, 2003 (as amended through the second amendment thereto, the “Amended and Restated Pledge Agreement”), and prior lender agent and Collateral Agent executed a certain Amended and Restated Intercreditor Agreement dated as of June 13, 2003 (as amended through the second amendment thereto and as supplemented by various acknowledgments thereto, the “Amended and Restated Intercreditor Agreement”).

6.                                      The lenders and DB as agent and representative thereof then entered into a certain Second Amended and Restated Secured Credit Agreement dated as of March 15, 2004 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “Second Amended and Restated Credit Agreement”) which amended and restated the First Amended and Restated Credit Agreement in its entirety, and then entered into a certain Third Amended and Restated Secured Credit Agreement dated as of October 7, 2004 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “Third Amended and Restated Credit Agreement”) which amended and restated the Second Amended and Restated Credit Agreement in its entirety, and then entered into a new Credit Agreement dated as of June 14, 2006 (as amended through the fourth amendment thereto, the “2006 Credit Agreement”) which amended and restated the Third Amended and Restated Credit Agreement in its entirety.

7.                                      In connection with the 2006 Credit Agreement, the Pledgors and Existing Collateral Agent executed a certain Second Amended and Restated Pledge Agreement dated as of June 14, 2006 (as amended from time to time, the “Second Amended and Restated Pledge Agreement”), and prior lender agent and Collateral Agent executed a certain Second Amended and Restated Intercreditor Agreement dated as of June 14, 2006 (the “Second Amended and Restated Intercreditor Agreement”).

8.                                      The Lenders and Deutsche Bank AG New York Branch, as agent and representative thereof (in such capacity, “Lender Agent”) have entered into a certain Credit Agreement and Syndicated Facility Agreement dated as of May 19, 2011 with the Borrowers named therein, Company and Owens-Illinois General, Inc. (the “Borrowers’ Agent”) (as amended, amended and restated, supplemented, or otherwise modified from time to time through the date hereof, the “Existing Credit Agreement”).  The Existing Credit Agreement refinanced and replaced the 2006 Credit Agreement in its entirety, has been designated in writing as such by the Borrowers’ Agent, and Collateral Agent has consented thereto and acknowledged the termination of the 2006 Credit Agreement by DB, in its capacity as collateral agent to the lenders thereunder.

9.                                      In connection with the Existing Credit Agreement, the Pledgors and Collateral Agent executed a certain Third Amended and Restated Pledge Agreement dated as of May 19, 2011 (as amended from time, the “Third Amended and Restated Pledge Agreement”) and prior lender agent and Collateral Agent executed a certain Third Amended and Restated Intercreditor Agreement dated as of May 19, 2011.

10.                               The Lenders and Lender Agent have entered into a certain Amended and Restated Credit Agreement and Syndicated Facility Agreement dated as of April 22, 2015 with the Borrowers named therein, Company and Borrowers’ Agent (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any successor or replacement facility of Company and/or its Subsidiaries designated in writing as such by Borrowers’ Agent with Collateral Agent’s consent and acknowledgment of the termination of the Existing Credit Agreement by an agent to the lenders thereunder).  The Credit Agreement refinances and replaces the Existing Credit Agreement in its entirety, is hereby designated in writing as such by the Borrowers’ Agent, and Collateral Agent hereby consents thereto and acknowledges the amendment and restatement of the Existing Credit Agreement by DB, in its capacity as collateral agent to the lenders thereunder.

11.                               After the execution of the Original Intercreditor Agreement, certain holders of Other Permitted Credit Exposure (as defined below), executed acknowledgments thereto, to the Amended and Restated Intercreditor Agreement or to the Second Amended and Restated Intercreditor Agreement, as applicable, which acknowledgments were acknowledged by Borrowers’ Agent and delivered to Collateral Agent, pursuant to which such persons agreed to be bound by the terms of the Original Intercreditor Agreement, the Amended and Restated Intercreditor Agreement or the Second Amended and Restated Intercreditor Agreement, as applicable, and by virtue of such execution, acknowledgment and delivery, the obligations held by such holders became secured by the Original Pledge Agreement and/or the Amended and Restated Pledge Agreement and/or the Second Amended and Restated Intercreditor Agreement and/or the Intercreditor Agreement.

12.                               Pursuant to that certain Assignment Agreement dated as of April 22, 2015 (the “Assignment Agreement”) and Section 12.18 of the Credit Agreement, DBTCA resigned as Collateral Agent (as defined in the Existing Credit Agreement) and the Lenders appointed DB as Collateral Agent (as defined in the Credit Agreement), and Existing Collateral Agent assigned and Collateral Agent assumed the interest in and to all of the rights, duties and obligations of the “Collateral Agent” under the Loan Documents (as defined in the Existing Credit Agreement), including the Third Amended and Restated Pledge Agreement.

13.                               In connection with the Credit Agreement, Company, Packaging and Collateral Agent desire to amend and restate the Third Amended and Restated Pledge Agreement in its entirety as set forth herein.

14.                               Company has guarantied all Obligations (as defined below) pursuant to Section 9 of the Credit Agreement.

15.                               Packaging and the other Subsidiary Guarantors have guarantied all Obligations as defined in and now or hereafter existing under the Credit Agreement (collectively, the “Obligations”) pursuant to a certain Amended and Restated Subsidiary Guaranty dated as of April 22, 2015 (as amended, amended and restated or otherwise modified from time to time, the “Subsidiary Guaranty”).

16.                               Company is the legal and beneficial owner of (i) the shares of stock described in Part I of Schedule I hereto (the “Company Pledged Shares”) issued by the corporations named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such companies identified in Part I of said Schedule I, and (ii) the indebtedness described in Part II of said Schedule I (the “Company Pledged Debt”) issued by the obligors named therein.  Packaging is the legal and beneficial owner of (i) the shares of stock described in Part I of Schedule II hereto (the “Packaging Pledged Shares”) issued by the corporation named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such company identified in Part I of said Schedule II, and (ii) the indebtedness described in Part II of said Schedule II (the “Packaging Pledged Debt”) issued by the obligor named therein (collectively, the Company Pledged Shares and the Packaging Pledged Shares are referred to herein as the “Pledged Shares”, and the Company Pledged Debt and the Packaging Pledged Debt are referred to herein as the “Pledged Debt”).

17.                               Company and Restricted Subsidiaries of Company have incurred, and it is contemplated that, from time to time in the future, Company and Restricted Subsidiaries of Company may incur, obligations to Lenders or affiliates of Lenders arising out of loans, advances, overdrafts, interest rate, currency or hedge products and other derivative exposures (including under Interest Rate Agreements, Currency Agreements and Commodities Agreements) or extensions of credit to the extent permitted under the Credit Agreement (“Other Permitted Credit Exposure”).  Company and Packaging have guarantied such Other Permitted Credit Exposure pursuant, and subject, to Section 9 of the Credit Agreement and the Subsidiary Guaranty, respectively.  Each holder of any such Other Permitted Credit Exposure, including those holders of Other Permitted Credit Exposure set forth on Exhibit I to the Intercreditor Agreement (as defined below) is referred to herein as an “Other Permitted Credit Exposure Holder” and, collectively, all such Holders are referred to as “Other Permitted Credit Exposure Holders”.  The documents and instruments evidencing or relating to any such Other Permitted Credit Exposure (including the foregoing guaranties) are referred to as the “Other Permitted Credit Exposure Documents”.

18.                               It is contemplated that, from time to time in the future to the extent permitted by the Credit Agreement, Company and/or Packaging or Owens-Brockway and/or the other Subsidiary Guarantors may issue and/or guaranty, certain Permitted Secured Debt.  Any indenture, debenture, note, guaranty, credit agreement or other document executed by Company or Packaging or Owens-Brockway and/or the other Subsidiary Guarantors in connection with the issuance of any such Permitted Secured Debt is referred to herein as a “Permitted Secured Debt Document” individually and the “Permitted Secured Debt Documents” collectively.  Any trustee or like representative of the holders of any such Permitted Secured Debt acting in such capacity for the benefit of the holders of Permitted Secured Debt is referred to herein as a “Permitted Secured Debt Representative”.

19.                               The Pledgors wish to confirm the making and continuation of the pledge and grant of security interests in the Pledged Collateral in favor of Collateral Agent for the benefit of the Lenders, the Other Permitted Credit Exposure Holders and the holders of any Permitted Secured Debt and the Permitted Secured Debt Representatives (collectively, the “Senior Secured Parties”), for the benefit of  the holders of the Existing Holdings Senior Notes and the Existing Holdings Senior Notes Trustee (collectively, the “Second Priority Secured Parties”, and together with the Senior Secured Parties, the “Secured Parties”).

20.                               Collateral Agent, the Lender Agent, the Existing Holdings Senior Notes Trustee and the current Other Permitted Credit Exposure Holders have entered into a Third Amended and Restated Intercreditor Agreement dated as of May 19, 2011 (such Third Amended and Restated Intercreditor Agreement as it may hereafter be amended, amended and restated or otherwise modified from time to time being the “Intercreditor Agreement”) which provides for, inter alia, the appointment of Collateral Agent to administer the Pledged Collateral.  Any Permitted Secured Debt Representative and any Other Permitted Credit Exposure Holder shall only be entitled to the benefits of this Agreement, and shall only be a Secured Party hereunder, if such Person (or the representative thereof) has prior to the date hereof executed and delivered to Collateral Agent an acknowledgment to the Original Intercreditor Agreement, the Amended and Restated Intercreditor Agreement, the Second Amended and Restated Intercreditor Agreement, or the Intercreditor Agreement (each an “Applicable Intercreditor Agreement”) acknowledged by the Borrowers’ Agent, or from and after May 19, 2011 executes and delivers to Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Borrowers’ Agent.

NOW, THEREFORE, in consideration of the premises the parties hereto agree that the Third Amended and Restated Pledge Agreement is amended and restated in its entirety as follows:

SECTION 1.                         PLEDGES.

1.1                               Senior Pledge

A.                                    By Company.  Company hereby pledges to Collateral Agent and grants to Collateral Agent, in each case for the ratable benefit of the Senior Secured Parties, a first priority security interest in all of Company’s right, title and interest in and to the following (the “Company Pledged Collateral”) to secure the Senior Secured Obligations (as defined in Section 2):

(a)                     the Company Pledged Shares and the certificates representing the Company Pledged Shares and any interest of Company in the entries on the books of any securities intermediary pertaining to the Company Pledged Shares, including without limitation, all securities entitlements with respect to the Company Pledged Shares and all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Company Pledged Shares;

(b)                     all additional shares of stock of any issuer of the Company Pledged Shares from time to time acquired by Company in any manner (which shares shall be deemed to be part of the Company Pledged Shares), and the certificates representing such additional shares and any interest of Company in the entries on the books of any financial intermediary pertaining to such additional shares, including without limitation, all security entitlements with respect to such additional shares, and all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(c)                      the Company Pledged Debt and the instruments evidencing the Company Pledged Debt, and all interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Company Pledged Debt; and

(d)                     all proceeds of any of the foregoing.

For avoidance of doubt, the Company Pledged Collateral shall not include any stock or indebtedness issued by OI General FTS, Inc.

B.                                    By Packaging.  Packaging hereby pledges to Collateral Agent and grants to Collateral Agent, in each case for the ratable benefit of the Senior Secured Parties, a first priority security interest in all of Packaging’s right, title and interest in and to the following (the “Packaging Pledged Collateral”) to secure the Senior Secured Obligations:

(a)                     the Packaging Pledged Shares and the certificates representing the Packaging Pledged Shares and any interest of Packaging in the entries on the books of any securities intermediary pertaining to the Packaging Pledged Shares, including without limitation, all security entitlements with respect to the Packaging Pledged Shares and all dividends, cash options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Packaging Pledged Shares;

(b)                     all additional shares of stock of any issuer of the Packaging Pledged Shares from time to time acquired by Packaging in any manner (which shares shall be deemed to be part of the Packaging Pledged Shares), and the certificates representing such additional shares and any interest of Packaging in the entries on the books of any securities intermediary pertaining to such additional shares, including without limitation, all security entitlements with respect to such additional shares and all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(c)                      the Packaging Pledged Debt and the instruments evidencing the Packaging Pledged Debt, and all interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Packaging Pledged Debt; and

(d)                     all proceeds of any of the foregoing.

The Company Pledged Collateral and the Packaging Pledged Collateral is referred to herein collectively as the “Pledged Collateral”.

The foregoing pledges and grants of security interests confirm the pledges and grants of first priority security interests in the Pledged Collateral to secure the Senior Secured Obligations made in the Original Pledge Agreement, the Amended and Restated Pledge Agreement, the Second Amended and Restated Pledge Agreement and the Third Amended and Restated Pledge Agreement and continue in all respects the pledges and grants therein without in any way causing any interruption in continuity from such original pledges and grants.

1.2                               Second Priority Pledge.  Each Pledgor hereby pledges to Collateral Agent and grants to Collateral Agent, in each case for the ratable benefit of the Second Priority Secured Parties, a second priority security interest in all of such Pledgor’s right, title and interest in and to the Pledged Collateral to secure the Second Priority Secured Obligations (as defined in Section 2).

The foregoing pledges and grants of security interests confirm the pledges and grants of second priority security interests in the Pledged Collateral to secure the Second Priority Secured Obligations made in the Original Pledge Agreement, the Amended and Restated Pledge Agreement, the Second Amended and Restated Pledge Agreement and the Third Amended and Restated Pledge Agreement and continue in all respects the pledges and grants therein without in any way causing any interruption in continuity from such original pledges and grants.

SECTION 2.                         SECURED OBLIGATIONS; PRIORITY.

2.1                               Senior Secured Obligations.  The security interests granted by the Company and Packaging pursuant to Section 1.1 of this Agreement secures on a first priority basis, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all Obligations, all obligations of the Pledgors under any Other Permitted Credit Exposure Documents and all obligations of either Pledgor or other permitted obligor under any Permitted Secured Debt Documents, in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Pledgor, would accrue on such obligations), payments for early termination, payments for settlement of amounts due under any such agreement, fees, expenses or otherwise and all obligations of either Pledgor or other permitted obligor now or hereafter existing under this Agreement, in each case, excluding Excluded Swap Obligations (all such obligations being the “Senior Secured Obligations”); provided, that, the pledge made and security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any Other Permitted Credit Exposure

Documents or Permitted Secured Debt Documents only if the holders of such obligations or their representatives shall have executed and delivered to Collateral Agent an appropriate acknowledgment to an Applicable Intercreditor Agreement acknowledged by Borrowers’ Agent (it being acknowledged that such execution, acknowledgment and delivery has been completed with respect to those other obligations set forth on Exhibit I to the Intercreditor Agreement and all of the foregoing are and continue to be secured hereunder).  For purposes of determining the amount of Senior Secured Obligations relating to any obligation with respect to which a Person other than a Pledgor is the direct or primary obligor and with respect to which a Pledgor is a guarantor (including by way of providing security), the total amount of such Senior Secured Obligations shall be calculated without duplication of the amount of such direct or primary obligation secured by the Pledged Collateral and the related guaranty obligations of the Pledgors secured by the Pledged Collateral.

2.2                               Second Priority Secured Obligations.  The security interest granted by the Pledgors pursuant to Section 1.2 of this Agreement secures on a second priority basis, and the Pledged Collateral is collateral security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all obligations of the Pledgors now or hereafter existing under the Existing Holdings Senior Notes Subordinated Guaranty and all obligations under the Existing Holdings Senior Notes Indenture and the Existing Holdings Senior Notes issued thereunder in each case whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to a Pledgor, would accrue on such obligations), fees, expenses or otherwise, and all obligations of the Pledgors now or hereafter existing under this Agreement (all such obligations being the “Second Priority Secured Obligations”).  For purposes of determining the amount of Second Priority Secured Obligations relating to any obligation with respect to which a Pledgor is a guarantor (including by way of providing security), the total amount of such Second Priority Secured Obligations shall be calculated without duplication of the amount of such direct or primary obligation secured by the Pledged Collateral and the related guaranty obligations of the Pledgors secured by the Pledged Collateral. The Senior Secured Obligations and the Second Priority Secured Obligations collectively are referred to herein as the “Secured Obligations”.

2.3                               Rights in Pledged Collateral.  Notwithstanding anything to the contrary contained in the Credit Agreement, any Other Permitted Credit Exposure Document, Permitted Secured Debt Document, Existing Holdings Senior Notes Indenture or Existing Holdings Senior Notes Subordinated Guaranty, and irrespective of:

(a)                     the time, order or method of attachment or perfection of the security interests created hereby;

(b)                     the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Pledged Collateral, and

(c)                      the rules for determining priority under the Uniform Commercial Code or any other law or rule governing the relative priorities of secured creditors,

any security interest in any Pledged Collateral heretofore or hereafter granted to secure any Senior Secured Obligation has and shall have priority, to the extent of any unpaid Senior Secured Obligations, over any security interest in such Pledged Collateral granted to secure the Second Priority Secured Obligations.

SECTION 3.                         DELIVERY OF PLEDGED COLLATERAL.

3.1                               All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent.  Collateral Agent shall have the right, at any time upon or after the occurrence and during the continuance of an Event of Default (as defined in Section 11) and without notice to either Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral.  In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.  Collateral Agent expressly acknowledges (including in accordance with Section 8-301(a)(2) and Section 9-313(c) of the New York Uniform Commercial Code) that, in addition to holding the Pledged Collateral as agent for the benefit of the Senior Secured Parties, it holds the Pledged Collateral as agent for the benefit of each of the Second Priority Secured Parties.

SECTION 4.                         REPRESENTATIONS AND WARRANTIES

4.1                               By Company.  Company hereby represents and warrants to Collateral Agent and each Secured Party as follows:

(a)                     Company is, and at the time of delivery of any Company Pledged Collateral to Collateral Agent pursuant to Section 3 will be, the legal and beneficial owner of the Company Pledged Collateral free and clear of any Lien except for the liens and security interests created by this Agreement.

(b)                     Company has full power, authority and legal right to pledge all the Company Pledged Collateral pursuant to this Agreement.

(c)                      No consent of any other party (including, without limitation, stockholders or creditors of Company) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by Company of the Company Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Company or (y) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Company Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x) and (y) as to Company Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Subsidiaries and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(d)                     All of the Company Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.  The Company Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

(e)                      The pledge of the Company Pledged Shares and the Company Pledged Debt pursuant to this Agreement, together with delivery to Collateral Agent in accordance with and subject to Section 3.1 of this Agreement of the certificates or instruments representing or evidencing the Company Pledged Shares and Company

Pledged Debt, accompanied by duly executed instruments of transfer or assignment in blank and an effective endorsement, creates a valid and perfected first priority security interest in the Company Pledged Shares and the Company Pledged Debt securing the payment of the Senior Secured Obligations, and a valid and perfected second priority security interest in the Company Pledged Shares and the Company Pledged Debt securing the payment of the Second Priority Secured Obligations.

(f)                       As of the date hereof, the Company Pledged Shares consisting of capital stock of the Persons identified in Part I of Schedule I annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule I annexed hereto.  The Company Pledged Debt constitutes all of the issued and outstanding debt obligations owing to Company as of the date specified therein by the Persons identified in Part II of Schedule I annexed hereto.

(g)                      Except as otherwise permitted by the Credit Agreement, the Company at all times will be sole beneficial owner of the Company Pledged Collateral.

(h)                     The pledge of the Company Pledged Collateral pursuant to this Agreement does not violate Regulations T, U or X of the Federal Reserve Board.

4.2                               By Packaging.  Packaging hereby represents and warrants to Collateral Agent and each Secured Party as follows:

(a)                     Packaging is, and at the time of delivery of any Packaging Pledged Collateral to Collateral Agent pursuant to Section 3 will be, the legal and beneficial owner of the Packaging Pledged Collateral free and clear of any Lien except for the lien and security interests created by this Agreement.

(b)                     Packaging has full power, authority and legal right to pledge all the Packaging Pledged Collateral pursuant to this Agreement.

(c)                      No consent of any other party (including, without limitation, stockholders or creditors of Packaging) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by Packaging of Packaging Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Packaging or (y) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Packaging Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x) and (y) as to Packaging Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Subsidiaries and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(d)                     All of the Packaging Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.  The Packaging Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

(e)                      The pledge of the Packaging Pledged Shares and the Packaging Pledged Debt pursuant to this Agreement, together with delivery to Collateral Agent in accordance with and subject to Section 3.1 of this Agreement of certificates or instruments representing or evidencing the Packaging Pledged Shares and Packaging Pledged Debt, accompanied by duly executed instruments of transfer of assignment in blank and an effective endorsement, creates a valid and perfected first priority security interest in the Packaging Pledged Shares and the Packaging Pledged Debt securing the payment of the Senior Secured Obligations, and a valid and perfected second priority security interest in the Packaging Pledged Shares and the Packaging Pledged Debt securing the payment of the Second Priority Secured Obligations.

(f)                       As of the date hereof, the Packaging Pledged Shares consisting of capital stock of the Persons identified in Part I of Schedule II annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule II annexed hereto.  The Packaging Pledged Debt constitutes all of the issued and outstanding Debt Obligations owing to Packaging as of the date hereof by the Persons identified in Part II of Schedule II annexed hereto.

(g)                      Except as otherwise permitted by the Credit Agreement, Packaging at all times will be sole beneficial owner of the Packaging Pledged Collateral.

(h)                     The pledge of the Packaging Pledged Collateral pursuant to this Agreement does not violate Regulations T, U or X of the Federal Reserve Board.

SECTION 5.                         SUPPLEMENTS, FURTHER ASSURANCES.

5.1                               Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

5.2                               Each Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to Section 1.1 A(b) or 1.1(B)(b), promptly (and in any event within five (5) Business Days) deliver to Collateral Agent a pledge amendment, duly executed by the Pledgor, in substantially the form of Schedule III hereto (a “Pledge Amendment”), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement.  Each Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral; provided, that, the failure of a Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

SECTION 6.                         VOTING RIGHTS; DIVIDENDS; ETC.

6.1                               As long as no Event of Default (as defined in Section 11) shall have occurred and be continuing:

(a)                     prior to receipt of a written notice from Collateral Agent, Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Credit Agreement; provided, however, that each Pledgor shall give Collateral Agent at least five (5) days’ prior written notice of the manner in which it intends to exercise any such right; provided, further, however, that neither (i) the voting by a Pledgor of any Pledged Shares for, or a Pledgor’s consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (ii) a Pledgor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement (including, without limitation, impairing in any material manner the Pledged Collateral or the material rights of any of the Secured Parties), within the meaning of this Section 6.1(a), and no notice of any such voting or consent need be given to Collateral Agent.

(b)                     The Pledgors shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and other distributions in equity securities shall be, and shall be forthwith delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)                      In order to permit the Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to Section 6.1(a) above and to receive the dividends, distributions, principal or interest payments which they are authorized to receive and retain pursuant to Section 6.1(b) above, Collateral Agent shall, if necessary, upon written request of a Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may reasonably request.

(d)                     Upon the occurrence and during the continuance of an Event of Default:

(i)                                     Upon written notice from Collateral Agent to a Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.1(a) above shall cease, and all such rights shall thereupon become vested in Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

(ii)                                  Other than amounts to be used by a Pledgor to directly or indirectly make Holdings Ordinary Course Payments permitted to be paid pursuant to subsection 8.5 of the Credit Agreement, all rights of a Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6.1(b) above shall cease and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal and interest payments during the continuance of such Event of Default.

(e)                      In order to permit Collateral Agent to receive all dividends and other distributions to which it may be entitled under Section 6.1(d) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6.1(d) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under Section 6.1(b) above, each Pledgor shall, if necessary, upon written notice from Collateral Agent, from time to time execute and deliver to Collateral Agent appropriate proxies, dividend payment orders and other instruments as Collateral Agent may reasonably request.

(f)                       All dividends, distributions, principal and interest payments which are received by either Pledgor contrary to the provisions of Section 6.1(d) above shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 7.                         TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

7.1                               Transfers and Other Liens.  Each Pledgor agrees that it will not, except as permitted by the Credit Agreement, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the liens and security interests under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of an Asset Sale permitted by the Credit Agreement wherein the assets subject to such Asset Sale are Pledged Shares, Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to the applicable Pledgor free and clear of the lien and security interest under this Agreement (a) so long as any Obligations remain outstanding under the Intercreditor Agreement, concurrently with the receipt of advice from the Lender Agent thereunder that arrangements satisfactory to it have been made for delivery to it of the Net Proceeds of such Asset Sale to which the Lenders, Permitted Secured Debt Holders and Other Permitted Credit Exposure Holders are entitled under the Credit Agreement and the Intercreditor Agreement, (b) after such time as all Obligations under the Credit Agreement have been paid in full and the Credit Agreement and the Letters of Credit have terminated, in the event that any other Secured Parties are entitled to receive any portion of the proceeds of such Asset Sale, concurrently with the receipt of advice from the agent or trustee for such Secured Parties that arrangements satisfactory to it have been made for delivery to it of the amounts required to be paid to such Secured Parties out of the proceeds of such Asset Sale, and (c) in the event no Secured Party is entitled to receive any portion of the proceeds of such Asset Sale, concurrently with the consummation of such Asset Sale; and provided, further, that notwithstanding anything herein to the contrary, (x) Collateral Agent shall release Pledged Shares or other Pledged Collateral from the liens and security interests of this Agreement as may be specified by the Lender Agent upon the approval of the release of such Pledged Shares or other Pledged Collateral, and (y) Collateral Agent shall release Pledged Shares or other Pledged Collateral from the liens and security interests of this Agreement, upon satisfaction of the conditions set forth in, and in accordance with, Section 18 below.

7.2                               Additional Shares.  Company agrees that it will (i) cause each issuer of Company Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Company Pledged Shares issued by such issuer, except to Company or as otherwise consented to by Requisite Lenders, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Company Pledged Shares.  Packaging agrees that it will (i) cause each issuer of Packaging Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Packaging Pledged Shares issued by such issuer, except to Packaging or as otherwise consented to by Requisite Lenders and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Packaging Pledged Shares.

SECTION 8.                         COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

Each Pledgor hereby appoints Collateral Agent such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default (as defined in Section 11) in Collateral Agent’s discretion to take any action and to execute any instrument which Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of such Pledged Collateral or any part thereof and to give full discharge for the same.

SECTION 9.                         COLLATERAL AGENT MAY PERFORM.

If either Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from Collateral Agent, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgors under Section 13 hereof.

SECTION 10.                  REASONABLE CARE.

Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither Collateral Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Shares and Pledged Debt) to preserve rights against any Person with respect to any Pledged Collateral.

SECTION 11.                  REMEDIES UPON DEFAULT; DECISIONS RELATING TO EXERCISE OF REMEDIES.

11.1                        Remedies Upon Default.  Subject to Sections 11.2 and 11.3, (i) if any Event of Default under and as defined in the Credit Agreement, or (ii) after such time as all Obligations (other than contingent obligations as to which no claim has been asserted) shall have been paid in full and the Credit Agreement and the Letters of Credit have terminated or expired (unless cash collateralized or otherwise backstopped on terms reasonably acceptable to the Issuing Lender) (“Discharge of Credit Agreement Obligations”), and provided, that, the Pledged Collateral then secures the payment and performance of any obligations under any Permitted Secured Debt Documents or any obligations under any Other Permitted Credit Exposure Documents, if any event of default under (A) any Permitted Secured Debt Documents which are secured by the Pledged Collateral or (B) any Other Permitted Credit Exposure Documents which are secured by the Pledged Collateral, as the case may be, or (iii) after such time as all Senior Secured Obligations shall have been indefeasibly paid in full, and provided, that, the Pledged Collateral then secures the payment and performance of the Second Priority Secured Obligations, if any

event of default under the Existing Holdings Senior Notes Indenture which are secured by the Pledged Collateral, (each of the events of default described in the foregoing clauses (i) through (iii) (subject to any provisos set forth therein) being referred to herein as an “Event of Default”) shall have occurred and be continuing:

(a)                     Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the “Code”) in effect in the State of New York at that time, and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral.  Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale (in the case of a private sale, only to the extent permitted by law) but, except for Collateral Agent, shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of either Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

(b)                     Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such Pledgor would agree to do so.

(c)                      If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

11.2                        Decisions Relating to Exercise of Remedies.  Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in this Section 11 in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement) and any Other Permitted Credit Exposure Holders, the holders of any Permitted Secured Debt or any Permitted Secured Debt Representative, the holders of the Existing Holdings Senior Notes and the Existing Holdings Senior Notes Trustee; and the sole rights of the Other Permitted Credit Exposure Holders, the holders of any Permitted Secured Debt and any Permitted Secured Debt Representative with respect thereto, holders of the Existing Holdings Senior Notes and the Existing Holdings Senior Notes Trustee and their respective representatives under this Agreement shall be to be secured by the Pledged Collateral and to receive the payments provided for in Section 12 hereof.

11.3                        Limitations on Exercise of Remedies.  Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, Collateral Agent shall not exercise any remedy provided for in this Section 11 for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Second Priority Secured Obligations unless (a) such remedy is concurrently being exercised for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Senior Secured Obligations or (b) all Senior Secured Obligations shall have been indefeasibly paid in full.

SECTION 12.                  APPLICATION OF PROCEEDS.

After and during the continuance of an Event of Default, any cash held by Collateral Agent as Pledged Collateral and all cash proceeds received by Collateral Agent (all such cash being “Proceeds”) in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 11 of this Agreement shall be applied promptly from time to time by Collateral Agent as follows:

First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

Second, to the payment of the Senior Secured Obligations (including any Aggregate Available Amount (as defined in the Security Agreement) deposits into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 12 to then outstanding

Senior Secured Obligations) for the ratable benefit of the holders thereof; provided, that, in making such application in respect of outstanding obligations under Permitted Secured Debt Documents, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the Permitted Secured Debt Representatives the Permitted Secured Debt holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties (such term being used in this Section 12 as defined in Section 7(c) of the Intercreditor Agreement) pursuant to Section 7(c) of the Intercreditor Agreement;

Third, only after payment in full of all Senior Secured Obligations, to the payment of the Second Priority Secured Obligations for the ratable benefit of the holders thereof; provided, that, that in making such application to the Existing Holdings Senior Notes Trustee, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Existing Holdings Senior Notes such holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement; and

Fourth, after payment in full of all Secured Obligations, to applicable Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

At the time of any application of Proceeds by Collateral Agent pursuant to this Section 12, Collateral Agent shall provide the Existing Holdings Senior Notes Trustee and any Other Permitted Credit Exposure Holder and/or Permitted Secured Debt Representative with a certificate setting forth the total amount paid to Collateral Agent pursuant to Section 7(c) of the Intercreditor Agreement and a calculation of the amounts, if any, deducted from Proceeds paid to the Existing Holdings Senior Notes Trustee, Other Permitted Credit Exposure Holders or Permitted Secured Debt Representatives, as the case may be.

SECTION 13.                  EXPENSES.

The Pledgors will upon demand pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent or any other Secured Party hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.  The Pledgors’ obligations under this Section 13 shall be joint and several.

SECTION 14.                  NO WAIVER.

No failure on the part of Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

SECTION 15.                  COLLATERAL AGENT.

Existing Collateral Agent was appointed as collateral agent under the Third Amended and Restated Pledge Agreement pursuant to the Intercreditor Agreement by the Lender Agent, the Existing Holdings Senior Notes Trustee, the holders of the other obligations described on Exhibit I to the

Intercreditor Agreement and, pursuant to the Assignment Agreement and Section 12.21 of the Credit Agreement, the Collateral Agent has been appointed as Collateral Agent under the Intercreditor Agreement, and, in the event that any future Other Permitted Credit Exposure or future Permitted Secured Debt is secured hereby, by each future Other Permitted Credit Exposure Holder and future Permitted Secured Debt Representative executing an acknowledgment to the Intercreditor Agreement and Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement.  Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement.  Collateral Agent may resign and a successor collateral agent may be appointed in the manner provided in the Intercreditor Agreement.  Upon the acceptance of any appointment as a collateral agent by a successor collateral agent, that successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring collateral agent under this Agreement, and the retiring collateral agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor collateral agent.  After any retiring collateral agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.  Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall control.

References to Collateral Agent with respect to periods prior to the date of this Agreement shall mean and refer to DBTCA in such capacity.

SECTION 16.                  INDEMNIFICATION.

Each Pledgor hereby agrees to indemnify Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Credit Agreement, the Subsidiary Guaranty, the Other Permitted Credit Exposure Documents, the Existing Holdings Senior Notes, the Existing Holdings Senior Notes Indenture, the Existing Holdings Senior Notes Subordinated Guaranty or Permitted Secured Debt Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Intercreditor Agreement to secure the payment of the Secured Obligations; provided, however, that, the Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Collateral Agent or failure by Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 10 hereof.

SECTION 17.                  AMENDMENTS, ETC.

Prior to such time as all Senior Secured Obligations (other than continent obligations as to which no claim has been asserted) shall have been indefeasibly paid in full and the Credit Agreement has terminated and all Letters of Credit have been cancelled (unless cash collateralized or otherwise backstopped on terms reasonably acceptable to the Issuing Lender), this Agreement may not be amended, modified or waived except with the written consent of the Pledgors, Collateral Agent and the Lender Agent and, solely with respect to an amendment of Section 12 hereof, the relative ranking or the priority of the security interests granted in Section 1 hereof, this Section 17, or the release of Pledged Collateral except as herein provided, with the written consent of each Other Permitted Credit Exposure Holder (if the Pledged Collateral then secures such Other Permitted Credit Exposure), any Permitted Secured Debt Representative (if the Pledged Collateral then secures Permitted Secured Debt) and the Existing Holdings Senior Notes Trustee (if the Pledged Collateral then secures the Existing Holdings Senior Notes), in each case to the extent such Secured Party is affected thereby in a manner adverse to such party; provided, that, the written consent of the Lender Agent shall not be required if there has been a Discharge of Credit Agreement Obligations; provided, further, that, if there has been a Discharge of Credit Agreement Obligations, the written consent of the holders of a majority of the outstanding Permitted Secured Debt which is secured by the Pledged Collateral shall be required for any amendment, modification or waiver of this Agreement; provided, further, that, during such time as the Pledged Collateral secures only the payment of the Second Priority Secured Obligations, this Agreement may not be amended, modified or waived except with the written consent of the Pledgors, Collateral Agent and the Existing Holdings Senior Notes Trustee (if the Pledged Collateral then secures the Existing Holdings Senior Notes); provided, however, that, notwithstanding the foregoing, no such written consent of any party (other than the Lender Agent) shall be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness (including any successor or replacement facility to the Credit Agreement) secured by the Pledged Collateral and entitled to the benefits hereof insofar as the foregoing is not prohibited by the applicable documents governing or evidencing the Secured Obligations, including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof and designating such parties as Senior Secured Parties (and the related obligations as Senior Secured Obligations) or Second Priority Secured Parties (and the related obligations as Second Priority Secured Obligations), as applicable, in connection with the incurrence of such indebtedness.

SECTION 18.                  TERMINATION.

Upon the earlier to occur of (a) payment in full in cash of all Senior Secured Obligations (excluding the Other Permitted Credit Exposure, obligations under or in respect of the Permitted Secured Debt Documents or contingent obligations as to which no claim has been asserted), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (unless cash collateralized or otherwise backstopped on terms reasonably acceptable to the Issuing Lender), and upon the written election of Pledgors, and (b) the first date on which the Pledged Collateral no longer secures the Obligations and upon written election of Pledgors, the security interests granted hereby and this Agreement shall automatically terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgors, and Collateral Agent shall, upon the request and at the expense of the Pledgors, forthwith assign, transfer and deliver, against receipt and without recourse to Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgors and execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination.

Notwithstanding anything herein (including, without limitation, Section 20) to the contrary, if there has been a Discharge of Credit Agreement Obligations or all the Obligations are no longer secured by any of the Pledged Collateral, this Agreement shall be terminable at the election of the Pledgors and upon the delivery of written notice of such election to Collateral Agent, this Agreement shall terminate and Collateral Agent shall, at the expense of the Pledgors, forthwith assign, transfer and deliver against receipt and without recourse to Collateral Agent, such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgors and execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination.

SECTION 19.                  ADDRESSES FOR NOTICES.

All notices and other communications provided for hereunder shall be in writing (including by telecopy, e-mail or electronic PDF) and mailed, telecopied, e-mailed or delivered, if to a Pledgor, addressed to it at the address set forth on the signature page of this Agreement, if to Collateral Agent, addressed to it at the address set forth on the signature page of this Agreement, if to the Lender Agent, addressed to it at the address set forth on the signature page of the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 19.  All such notices and other communications shall be effective when received.

SECTION 20.                  CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

Subject to Section 18, this Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full in cash of all Secured Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and each other Secured Party and each of their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 12.8 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders as Secured Parties herein or otherwise, (B) any Other Permitted Credit Exposure Holder may assign or otherwise transfer any Other Permitted Credit Exposure to any other Lender or Affiliate of Lender in accordance with the applicable Other Permitted Credit Exposure Documents and such other permitted assignee shall thereupon become vested with all the benefits in respect thereof granted to such Other Permitted Credit Exposure Holder as a Secured Party herein or otherwise and (C) any holder of the Existing Holdings Senior Notes or Permitted Secured Debt may assign or otherwise transfer the Existing Holdings Senior Notes or Permitted Secured Debt to any other Person in accordance with the applicable Existing Holdings Senior Notes Indenture or Permitted Secured Debt Documents and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such holder (or its representative) as a Secured Party herein or otherwise.

SECTION 21.                  GOVERNING LAW; TERMS.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE CODE REQUIRES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  Unless otherwise defined herein or in the Credit Agreement, terms defined in Articles 8 and 9 of the Code are used herein as therein defined.

SECTION 22.                  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

All judicial proceedings brought against either Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, each Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  The Pledgors designate and appoint CT Corporation System, The Corporation Trust Company, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Pledgors, irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by each Pledgor to be effective and binding service in every respect.  A copy of any such process so served shall be mailed by registered mail to the Pledgors at their addresses referred to in Section 19 hereof, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process.  If any agent appointed by the Pledgors refuses to accept service, each Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against a Pledgor in the courts of any other jurisdiction.

SECTION 23.                  SECURITY INTEREST ABSOLUTE.

All rights of Collateral Agent and security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of, and Pledgors hereby waive any and all defenses that they may now or in the future have arising out of:

(a)                                 any lack of validity or enforceability of any of the Credit Agreement, any Other Permitted Credit Exposure Guaranty, the Existing Holdings Senior Notes, the  Existing Holdings Senior Notes Indenture, the Existing Holdings Senior Notes Subordinated Guaranty, any Permitted Secured Debt Document, or any other agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Agreement, Subsidiary Guaranty, any Other Permitted Credit Exposure Document, the Existing Holdings Senior Notes, the Existing Holdings Senior Notes Indenture, the Existing Holdings Senior Notes Subordinated Guaranty, or any Permitted Secured Debt Document;

(c)                                  any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

(d)                                 any other circumstance which might otherwise constitute a defense available to, or a discharge of, either Pledgor.

SECTION 24.                  WAIVER OF JURY TRIAL.

EACH PLEDGOR AND COLLATERAL AGENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each Pledgor and Collateral Agent acknowledges that this waiver is a material inducement for each Pledgor and Collateral Agent to enter into a business relationship, that each Pledgor and Collateral Agent has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings.  Each Pledgor and Collateral Agent further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 24 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 25.                  COUNTERPARTS.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts (including by telecopy or electronic PDF), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 26.                  AMENDMENT AND RESTATEMENT.

This Agreement amends, restates, supersedes, and replaces in its entirety the Third Amended and Restated Pledge Agreement.  The security interest granted by each Pledgor under the Third Amended and Restated Pldege Agreement continues without interruption under this Agreement and such security interest is hereby ratified and confirmed in all respects.  Nothing contained herein shall be construed as a novation of the obligations outstanding under the Third Amended and Restated Pledge Agreement, which shall remain in full force and effect, except as modified hereby.  Nothing express or implied in this Agreement shall be construed as a release or discharge of any Pledgor under the Third Amended and Restated Pledge Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the Pledgors has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Pledgor

OWENS-ILLINOIS GROUP, INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

Notice Address:
One Michael Owens Way,
Perrysburg, OH 43551
Attention: Juan Amezquita and James Gibbons

Pledgor

OWENS-BROCKWAY PACKAGING, INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

Notice Address:
One Michael Owens Way,
Perrysburg, OH 43551
Attention: Juan Amezquita and James Gibbons

IN WITNESS WHEREOF, Collateral Agent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Collateral Agent

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

SCHEDULE I

TO

PLEDGE AGREEMENT

Owens-Illinois Group, Inc. Pledged Shares and Pledged Debt

PART I

Stock Owned by Owens-Illinois Group, Inc.

Stock Issuer	Class of Stock	Certificate No(s).	No. of Shares	% of All Capital Stock Owned
OI General Finance Inc.	Common	2	100	100%
Owens-Brockway Packaging, Inc.	Common	2	100	100%

PART II

Intercompany Indebtedness Owed to Owens-Illinois Group, Inc.

None.

SCHEDULE II

TO

PLEDGE AGREEMENT

Owens-Brockway Packaging, Inc. Pledged Shares and Pledged Debt

PART I

Stock Owned by Owens-Brockway Packaging, Inc.

Stock Issuer	Class of Stock	Certificate No(s).	No. of Shares	% of All Capital Stock Owned
Owens-Brockway Glass Container Inc.	Common	2	100	100%

PART II

Intercompany Indebtedness Owed to Owens-Brockway Packaging, Inc.

None.

SCHEDULE III

To the Fourth Amended and Restated Pledge Agreement
PLEDGE AMENDMENT

This Pledge Amendment, dated as of                       , 20    , is delivered pursuant to Section 5 of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Fourth Amended and Restated Pledge Agreement dated as of May 19, 2011 (the “Pledge Agreement”; capitalized terms used herein without definition being used as therein defined), between the undersigned and Deutsche Bank AG, New York Branch, as Collateral Agent, and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations pursuant to the terms of the Pledge Agreement.

[PLEDGOR]

By:
Name:
Title:

Stock Issuer	Class of Stock	Stock Certificate No(s).	Par Value	Number of Shares	Percentage of All Capital Stock Owned